                                                                    Exhibit 99.1

(TRANSOCEAN LOGO)                                          TRANSOCEAN INC.
                                                           Post Office Box 2765
                                                           Houston TX 77252 2765

ANALYST CONTACT: Jeffrey L. Chastain                                NEWS RELEASE
                 713 232 7551                     FOR RELEASE: February 15, 2005
MEDIA CONTACT:   Guy A. Cantwell
                 713 232 7647

                             TRANSOCEAN INC. REPORTS
                    FOURTH QUARTER AND FULL-YEAR 2004 RESULTS

         HOUSTON--Transocean Inc. (NYSE: RIG) today reported a net loss for the three months ended December 31, 2004 of $73.4 million, or $0.23 per diluted share, on revenues of $676.9 million. The results compare to net income of $5.5 million, or $0.02 per diluted share, on revenues of $591.5 million, for the corresponding three months in 2003. Net income adjusted(1) for the gain from the December 2004 TODCO secondary offering, the non-cash charge from the deconsolidation of TODCO relating to the tax sharing agreement between Transocean and TODCO, and losses on early retirements of debt was $2.1 million, or $0.01 per diluted share. This result compares to net income(1) of $22.9 million, or $0.07 per diluted share for the three months ended December 31, 2003, after adjusting for the effect of the restructuring of certain benefit plans in Nigeria.

         For the 12 months ended December 31, 2004, net income totaled $152.2 million, or $0.47 per diluted share, on revenues of $2,613.9 million, compared to net income of $19.2 million or $0.06 per diluted share, on revenues of $2,434.3 million for the 12 months ended December 31, 2003. Net income adjusted(1) for the gains from the TODCO offerings, a gain on the sale of the semisubmersible rig Sedco 602, the non-cash charge from the deconsolidation of TODCO relating to the tax sharing agreement between Transocean and TODCO, losses on early retirements of debt and TODCO initial public offering (IPO)-related costs was $103.4 million, or $0.32 per diluted share for the 12 months ended December 31, 2004. For the 12 months ended December 31, 2003, net income adjusted(1) for the restructuring of certain benefit plans in Nigeria, non-cash charges for impairment of certain assets, losses on early retirements of debt, costs related to the planned IPO of TODCO and a favorable resolution of a non-U.S. income tax liability, was $71.0 million, or $0.22 per diluted share.

         Robert L. Long, President and Chief Executive Officer of Transocean Inc., stated, "The fourth quarter of 2004 was a challenging time as we concentrated our efforts on completing repairs on the jackup rig Trident 20 and semisubmersible rig Jim Cunningham, commenced reactivation efforts on four semisubmersible rigs that had been idle for extended periods and completed the mobilization of three High-Specification Floaters and three Jackup Rigs between market sectors. At the same time, we had success with our fleet marketing efforts as we finalized negotiations leading to term contracts on three Fifth-Generation rigs at dayrates ranging from $190,000 to $240,000.

The successful efforts have continued into 2005 as evidenced by the recent contracts for the drillship Discoverer Spirit and semisubmersible rig Deepwater Nautilus at dayrates of $270,000 and $220,000, respectively, that are expected to commence by the end of September 2005. In our fleet of Other Floaters, we obtained contracts on four previously stacked rigs and have subsequently secured additional contracts on two of these units at improved dayrates that exceed $100,000. In addition, our Jackup Rig fleet, which operates internationally, is experiencing a continued rise in dayrates with contracts on two rigs signed during late 2004 above $70,000, an improvement from dayrates of $55,000 to $60,000 seen earlier in the year."

         In closing, Mr. Long stated, "We begin 2005 with an improving outlook for all segments of our fleet, especially among our 13 Fifth-Generation rigs, where capacity constraints are evident for the next 12 to 24 months. As a result, the prospect for improving utilization and dayrates among our fleet of drillships, semisubmersibles and jackups is excellent. However, our industry will experience higher costs in 2005 relative to levels seen in the recent past, due in part to higher personnel costs required to support the increased level of offshore drilling activity."

         TODCO Deconsolidation - In December 2004, Transocean Inc. completed a public offering of TODCO common stock, bringing the company's ownership interest in TODCO, comprised entirely of Class A common stock, to approximately 22% of total TODCO shares outstanding. Transocean received $258.0 million in net proceeds from this offering and recognized a gain of $140.0 million. In conjunction with the offering, Transocean converted its remaining shares of Class B common stock, which had five votes per share, into shares of Class A common stock, which have one vote per share, reducing its voting interest in TODCO to a level proportionate to its ownership interest. As a result, Transocean deconsolidated TODCO from its financial statements effective December 17, 2004 and will account for its remaining investment under the equity method of accounting.

         Due to the deconsolidation of TODCO, the company recorded a non-cash charge of $167.1 million related to contingent amounts due from TODCO under the tax sharing agreement between Transocean and TODCO. As TODCO generates income and utilizes its pre-IPO tax assets, TODCO is required to pay Transocean for the benefit received in accordance with the provisions of the tax sharing agreement. Transocean will recognize those amounts as other income.

         Transocean Drilling Segment - Revenues for the three months ended December 31, 2004 improved 6% to $591.0 million, compared to revenues of $558.7 million during the three months ended September 30, 2004. The revenue improvement was due principally to higher average dayrates and activity. The effects of the higher average dayrates and activity were partially offset by idle time on the drillship Deepwater Millennium, as the unit transitioned between contracts in the Gulf of Mexico, mobilizations of the drillship Deepwater Pathfinder to Nigeria and the semisubmersible rig Transocean Rather to the North Sea, and the warm stacking of the semisubmersible rig M.G. Hulme, Jr. in Nigeria.

         Operating income before general and administrative expenses(2) was $73.9 million and field operating income(2) (defined as revenues less operating and maintenance expense) was $177.7 million for the three months ended December 31, 2004. These amounts compared to operating income before general and administrative expenses and field operating income of $88.7 million and $198.2 million, respectively, for the three months ended September 30, 2004. The fourth quarter 2004 results were negatively impacted by a 15% increase in operating and maintenance expenses, to $413.3 million, compared to third quarter 2004 levels. The increase was due primarily to an estimated $20 million related to increased offshore activity, approximately $9 million of higher costs to complete repairs on two previously damaged rigs, the jackup rig Trident 20 and semisubmersible rig Jim Cunningham, as well as costs totaling approximately $14 million for a periodic survey on the semisubmersible rig Polar Pioneer and maintenance to the jackup rig J.T. Angel prior to commencing new term contracts. Repair and maintenance programs performed on the Trident 20, Polar Pioneer and J.T. Angel were completed during the fourth quarter of 2004 and each rig has returned to service. Repairs to the Jim Cunningham were completed in February 2005 and the rig has recommenced a drilling program in the eastern Mediterranean. Operating and maintenance expenses in the fourth quarter of 2004 were further increased by the impact of a weakening dollar and higher personnel costs. Fleet utilization averaged 69% during the three months ended December 31, 2004, including 80% average utilization for the company's 32 High-Specification Floaters, compared to average utilization of 67% and 81%, respectively, during the preceding quarter in 2004. The segment's average dayrate improved to $93,900 during the fourth quarter of 2004 compared to $91,100 in the preceding quarter of 2004, with the average dayrate for the High-Specification Floaters improving to $149,000 during the fourth quarter of 2004 from $142,200 during the preceding quarter of the year.

         TODCO Segment - Revenues from October 1, 2004 to December 17, 2004, the deconsolidation date, were $85.9 million, while operating income before general and administrative expenses (2) was $5.0 million and field operating income(2) was $24.4 million.

         Effective Tax Rate - The company's effective tax rate(3) for the 12 months ended December 31, 2004 was 49.7%, based on adjusted income before taxes as previously mentioned. Included in the company's income tax expense are additional taxes related to a valuation allowance, which resulted from the TODCO IPO, partially offset by other adjustments to tax liabilities. The company's effective tax rate fluctuates in part because many of the jurisdictions in which the company operates have revenue-based tax regimes. This volatility is particularly evident when earnings are low. Similarly, the company expects the rate to decrease significantly as earnings improve.

      Liquidity - Cash flow from operations totaled $598.5 million for the 12 months ended December 31, 2004. During this period, Transocean recognized losses of $76.5 million in conjunction with the early retirements of debt with an aggregate principal amount of $774.8 million. The company funded the retirements primarily with cash from operations and cash received from the TODCO offerings. Net debt(4) declined 36% over the 12 months of 2004 to $2,030.2 million from $3,184.1 million at December 31, 2003.

         Conference Call Information

         Transocean will conduct a teleconference call at 10:00 a.m. ET on February 15. To participate, dial 303-262-2075 approximately five to 10 minutes prior to the scheduled start time of the call.

         In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company's website at www.deepwater.com and selecting "Investor Relations." It may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company's New York Stock Exchange trading symbol, "RIG."

         A telephonic replay of the conference call should be available after 1:00 p.m. ET on February 15 and can be accessed by dialing 303-590-3000 and referring to the passcode 11021711. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.

         Monthly Fleet Update Information

         Drilling rig status and contract information on Transocean Inc.'s offshore drilling fleet has been condensed into a report titled "Monthly Fleet Update," which is available through the company's website at www.deepwater.com. The report is located in the "Investor Relations/Financial Reports" section of the website. By subscribing to the Transocean Financial Report Alert, you will be immediately notified when new postings are made to this page by an automated e-mail that will provide a link directly to the page that has been updated. Shareholders and other interested parties are invited to sign up for this service.

         Forward-Looking Disclaimer

         Statements regarding realization of amounts due under the tax sharing agreement with TODCO, opportunities and outlook for the company, including the company's Transocean Drilling business segment, dayrates, utilization, rig capacity constraints, contract commencement dates, 2005 cost levels, the effective tax rate, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, effect of strike and other labor relations issues, effect of fire, future financial results, actions by customers and other third parties, the future price of oil and gas and other factors detailed in the company's most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

         Transocean Inc. is the world's largest offshore drilling contractor with a fleet of 93 mobile offshore drilling units. The company's mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding sectors of the offshore drilling business. The company's fleet consists of 32 High-Specification Floaters (semisubmersibles and drillships), 24 Other Floaters, 26 Jackup Rigs and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $14 billion, Transocean Inc.'s ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."


(1) Net income adjusted for certain items, a non-GAAP measure, is computed by subtracting from or adding to net income, a GAAP measure, items that occurred during the periods reported and are considered by management to be outside the normal course of operations. A reconciliation for the periods reported may be found in the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Adjusted Net Income (Loss) and Diluted Earnings (Loss) Per Share.

(2) For a reconciliation of segment operating income before general and administrative expense to field operating income, see the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Operating Income (Loss) Before General and Administrative Expense to Field Operating Income (Loss) by Segment.

(3) For the analysis of the effective tax rate, see the accompanying schedule titled Effective Tax Rate Analysis.

(4) Net Debt is a non-GAAP measure defined as total debt less cash and cash equivalents.

                                   ###                                    05-___

                        TRANSOCEAN INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)

                                                                       Three Months Ended                 Twelve Months Ended
                                                                          December 31,                        December 31,
                                                                 ------------------------------      ------------------------------
                                                                     2004              2003              2004              2003
                                                                 ------------      ------------      ------------      ------------

Operating Revenues
  Contract drilling revenues                                     $      626.9      $      569.3      $    2,416.4      $    2,328.5
  Other revenues                                                         50.0              22.2             197.5             105.8
                                                                        676.9             591.5           2,613.9           2,434.3
Costs and Expenses
  Operating and maintenance                                             474.8             406.8           1,726.3           1,610.4
  Depreciation                                                          126.2             127.1             524.6             508.2
  General and administrative                                             22.7              15.3              67.0              65.3
  Impairment loss on long-lived assets                                     --              (0.3)               --              16.5
  Gain from sale of assets, net                                          (3.0)             (2.9)            (31.9)             (5.8)
                                                                        620.7             546.0           2,286.0           2,194.6

Operating Income                                                         56.2              45.5             327.9             239.7

Other Income (Expense), net
  Equity in earnings (losses) of joint ventures                           1.5              (2.2)              9.2               5.1
  Interest income                                                         2.8               3.1               9.3              18.8
  Interest expense                                                      (39.1)            (47.6)           (171.7)           (202.0)
  Gain from TODCO offerings                                             140.0                --             308.8                --
  Non-cash TODCO tax sharing agreement charge                          (167.1)               --            (167.1)               --
  Loss on retirement of debt                                            (48.4)               --             (76.5)            (15.7)
  Impairment loss on note receivable from related party                    --                --                --             (21.3)
  Other, net                                                               --               0.5               0.4              (3.0)
                                                                       (110.3)            (46.2)            (87.6)           (218.1)

Income (Loss) Before Income Taxes, Minority Interest and
   Cumulative Effect of a Change in Accounting Principle                (54.1)             (0.7)            240.3              21.6

Income Tax Expense (Benefit)                                             17.1              (5.3)             91.3               3.0
Minority Interest                                                         2.2              (0.1)             (3.2)              0.2
Income (Loss) Before Cumulative Effect of a Change in
   Accounting Principle                                                 (73.4)              4.7             152.2              18.4

Cumulative Effect of a Change in Accounting Principle                      --               0.8                --               0.8
Net Income (Loss)                                                $      (73.4)     $        5.5      $      152.2      $       19.2

Earnings Per Share
  Basic and Diluted                                              $      (0.23)     $       0.02      $       0.47      $       0.06

Weighted Average Shares Outstanding
  Basic                                                                 321.2             319.9             320.9             319.8
  Diluted                                                               321.2             321.3             325.2             321.4

                        TRANSOCEAN INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)


                                                                                    December 31,
                                                                           ------------------------------
                                                                               2004              2003
                                                                           ------------      ------------

                                                  ASSETS

Cash and Cash Equivalents                                                  $      451.3      $      474.0
Accounts Receivable, net
   Trade                                                                          426.5             435.3
   Other                                                                           15.5              45.0
Materials and Supplies, net                                                       144.7             152.0
Deferred Income Taxes                                                              19.0              41.0
Other Current Assets                                                               52.1              31.6
   Total Current Assets                                                         1,109.1           1,178.9

Property and Equipment                                                          9,732.9          10,673.0
Less Accumulated Depreciation                                                   2,727.7           2,663.4
   Property and Equipment, net                                                  7,005.2           8,009.6

Goodwill                                                                        2,251.9           2,230.8
Investments in and Advances to Joint Ventures                                     109.2               5.5
Deferred Income Taxes, net                                                         43.8              28.2
Other Assets                                                                      239.1             209.6
     Total Assets                                                          $   10,758.3      $   11,662.6

                                   LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                           $      180.8      $      146.1
Accrued Income Taxes                                                               17.1              57.2
Debt Due Within One Year                                                           19.4              45.8
Other Current Liabilities                                                         213.0             262.0
     Total Current Liabilities                                                    430.3             511.1

Long-Term Debt                                                                  2,462.1           3,612.3
Deferred Income Taxes                                                             124.1              42.8
Other Long-Term Liabilities                                                       345.2             299.4
     Total Long-Term Liabilities                                                2,931.4           3,954.5

Commitments and Contingencies

Minority Interest                                                                   4.0               4.4

Preference Shares, $0.10 par value; 50,000,000 shares authorized,
     none issued and outstanding                                                     --                --
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized,
     321,533,998 and 319,926,500 shares issued and outstanding at
     December 31, 2004 and 2003, respectively                                       3.2               3.2
Additional Paid-in Capital                                                     10,695.8          10,643.8
Accumulated Other Comprehensive Loss                                              (24.4)            (20.2)
Retained Deficit                                                               (3,282.0)         (3,434.2)
     Total Shareholders' Equity                                                 7,392.6           7,192.6
     Total Liabilities and Shareholders' Equity                            $   10,758.3      $   11,662.6

                        TRANSOCEAN INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)

                                                                           Three Months Ended             Twelve Months Ended
                                                                              December 31,                    December 31,
                                                                       --------------------------      --------------------------
                                                                          2004            2003            2004            2003
                                                                       ----------      ----------      ----------      ----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                   $    (73.4)     $      5.5      $    152.2      $     19.2
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities
      Depreciation                                                          126.2           127.1           524.6           508.2
      Stock-based compensation expense                                        7.6             2.0            25.3             6.3
      Deferred income taxes                                                  (2.3)          (58.1)           18.1           (98.5)
      Equity in (earnings) losses of joint ventures                          (1.5)            2.2            (9.2)           (5.1)
      Net (gain) loss from disposal of assets                                 4.4             1.2           (19.2)           13.4
      Gain from TODCO offerings                                            (140.0)             --          (308.8)             --
      Non-cash TODCO tax sharing agreement charge                           167.1              --           167.1              --
      Loss on retirement of debt                                             48.4              --            76.5            15.7
      Impairment loss on long-lived assets                                     --            (0.3)             --            16.5
      Impairment loss on note receivable from related party                    --              --              --            21.3
      Amortization of debt-related discounts/premiums, fair
        value adjustments and issue costs, net                               (3.6)           (8.2)          (21.2)          (24.3)
      Deferred income, net                                                   22.7            11.3            37.8             4.4
      Deferred expenses, net                                                 (3.5)          (30.8)          (22.0)          (33.2)
      Tax benefit from exercise of stock options                              5.9             0.3             5.9             0.3
      Other long-term liabilities                                             4.8            (2.9)           10.2            10.8
      Other, net                                                             (5.5)           (3.0)           (6.1)            8.8
  Changes in operating assets and liabilities
        Accounts receivable                                                  (6.1)           12.2           (29.3)           19.8
        Accounts payable and other current liabilities                      (54.8)          (40.1)            6.3             6.5
        Income taxes receivable/payable, net                                 (4.2)           26.2             1.2            27.8
        Other current assets                                                 (0.3)           16.5           (10.9)            7.5
Net Cash Provided by Operating Activities                                    91.9            61.1           598.5           525.4

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                      (27.2)         (421.2)         (127.0)         (493.8)
  Note issued to related party                                                 --              --              --           (46.1)
  Payments received from note issued to related party                          --            44.2              --            46.1
  Proceeds from disposal of assets, net                                       9.7             4.3            56.0             8.4
  Deepwater Drilling II L.L.C.'s cash acquired, net of cash paid               --              --              --            18.1
  Deepwater Drilling L.L.C.'s cash acquired                                    --            18.6              --            18.6
  Proceeds from TODCO offerings                                             258.0              --           683.6              --
  Reduction of cash from the deconsolidation of TODCO                       (68.6)             --           (68.6)             --
  Joint ventures and other investments, net                                   1.4             0.6            10.4             3.3
Net Cash Provided by (Used in) Investing Activities                         173.3          (353.5)          554.4          (445.4)

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings (repayments) on revolving credit agreement                     (50.0)          250.0          (250.0)          250.0
  Repayments on other debt instruments                                     (550.0)         (285.5)         (957.0)       (1,252.7)
  Cash from termination of interest rate swaps                                 --              --              --           173.5
  Net proceeds from issuance of ordinary shares under
      stock-based compensation plans                                         10.4             0.5            30.4            12.8
  Financing costs                                                              --            (4.9)             --            (4.9)
  Other, net                                                                 (0.1)             --             1.0             1.1
Net Cash Used in Financing Activities                                      (589.7)          (39.9)       (1,175.6)         (820.2)

Net Decrease in Cash and Cash Equivalents                                  (324.5)         (332.3)          (22.7)         (740.2)
Cash and Cash Equivalents at Beginning of Period                            775.8           806.3           474.0         1,214.2
Cash and Cash Equivalents at End of Period                             $    451.3      $    474.0      $    451.3      $    474.0

                                 Transocean Inc.
                           Fleet Operating Statistics

                                                                              Operating Revenues ($ Millions) (1)
                                                      -----------------------------------------------------------------------------
                                                                                                           Twelve Months Ended
                                                                   Three Months Ended                          December 31,
                                                      --------------------------------------------     ----------------------------
                                                      December 31,    September 30,   December 31,
TRANSOCEAN DRILLING SEGMENT:                              2004            2004            2003             2004            2003
                                                      ------------    ------------    ------------     ------------    ------------
Contract Drilling Revenues
      High-Specification Floaters:
         Fifth-Generation Deepwater Floaters          $      190.7    $      192.8    $      187.5     $      781.0    $      720.4
         Other Deepwater Floaters                     $      114.2    $      112.5    $       96.9     $      438.1    $      432.3
         Other High-Specification Floaters            $       45.7    $       34.2    $       31.9     $      142.0    $      128.5
      Total High-Specification Floaters               $      350.6    $      339.5    $      316.3     $    1,361.1    $    1,281.2
      Other Floaters                                  $       71.6    $       67.0    $       67.9     $      267.6    $      306.7
      Jackups                                         $      108.1    $      101.4    $      104.6     $      417.6    $      446.9
      Other Rigs                                      $       23.7    $       20.1    $       24.4     $       87.8    $       83.9
Subtotal                                              $      554.0    $      528.0    $      513.2     $    2,134.1    $    2,118.7
Other Revenues
      Client Reimbursable Revenues                    $       18.2    $       17.6    $       18.1     $       73.8    $       82.7
      Integrated Services and Other                   $       18.8    $       13.1    $       (0.2)    $       72.5    $        5.3
Subtotal                                              $       37.0    $       30.7    $       17.9     $      146.3    $       88.0
Segment Total                                         $      591.0    $      558.7    $      531.1     $    2,280.4    $    2,206.7

TODCO SEGMENT (3)
Contract Drilling Revenues                            $       72.9    $       79.1    $       56.1     $      282.3    $      209.8
Other Revenues
      Client Reimbursable Revenues                    $        5.7    $        5.6    $        4.3     $       21.9    $       17.8
      Delta Towing and Other                          $        7.3    $        8.4    $         --     $       29.3    $         --
Subtotal                                              $       13.0    $       14.0    $        4.3     $       51.2    $       17.8
Segment Total                                         $       85.9    $       93.1    $       60.4     $      333.5    $      227.6

Total Company                                         $      676.9    $      651.8    $      591.5     $    2,613.9    $    2,434.3

                                                                                    Average Dayrates (2)
                                                      -----------------------------------------------------------------------------
                                                                                                           Twelve Months Ended
                                                                   Three Months Ended                          December 31,
                                                      --------------------------------------------     ----------------------------
                                                      December 31,    September 30,   December 31,
TRANSOCEAN DRILLING SEGMENT:                              2004            2004            2003             2004            2003
                                                      ------------    ------------    ------------     ------------    ------------
      High-Specification Floaters:
         Fifth-Generation Deepwater Floaters          $    180,100    $    193,400    $    186,500     $    185,700    $    182,800
           Other Deepwater Floaters                   $    119,400    $    103,900    $    101,400     $    107,800    $    109,900
           Other High-Specification Floaters          $    135,700    $    111,200    $    117,900     $    120,000    $    118,200
      Total High-Specification Floaters               $    149,000    $    142,200    $    141,800     $    144,000    $    143,000
      Other Floaters                                  $     64,000    $     65,400    $     60,600     $     64,300    $     63,300
      Jackups                                         $     55,800    $     52,500    $     53,700     $     53,100    $     55,600
      Other Rigs                                      $     48,100    $     44,700    $     45,200     $     45,100    $     44,900
Segment Total                                         $     93,900    $     91,100    $     87,900     $     91,100    $     89,400

TODCO SEGMENT (3)                                     $     28,600    $     27,300    $     21,500     $     26,900    $     19,200

Total Drilling Fleet                                  $     74,200    $     69,800    $     67,400     $     71,300    $     67,200

                                                                                       Utilization (2)
                                                      -----------------------------------------------------------------------------
                                                                                                           Twelve Months Ended
                                                                   Three Months Ended                           December 31,
                                                      --------------------------------------------     ----------------------------
                                                      December 31,    September 30,   December 31,
TRANSOCEAN DRILLING SEGMENT:                              2004            2004            2003             2004            2003
                                                      ------------    ------------    ------------     ------------    ------------
      High-Specification Floaters:
         Fifth-Generation Deepwater Floaters                    89%             83%             91%              88%             93%
         Other Deepwater Floaters                               69%             78%             69%              74%             72%
         Other High-Specification Floaters                      92%             84%             74%              81%             74%
      Total High-Specification Floaters                         80%             81%             78%              81%             80%
      Other Floaters                                            50%             45%             47%              45%             50%
      Jackups                                                   81%             81%             81%              83%             85%
      Other Rigs                                                54%             44%             53%              50%             45%
Segment Total                                                   69%             67%             68%              68%             69%

TODCO SEGMENT (3)                                               47%             45%             40%              43%             41%

Total Drilling Fleet                                            61%             58%             56%              58%             57%

         (1) Certain reclassifications have been made to prior periods to conform to current quarter presentation.

         (2) Average dayrates are defined as contract drilling revenue earned per revenue earning day in the period and utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period.

         (3) TODCO was deconsolidated effective December 17, 2004 following the December offering and subsequent conversion of the remaining Class B shares to Class A shares. Statistics are representative of the TODCO segment through December 16, 2004 for the three and twelve months ended December 31, 2004.

                                (TRANSOCEAN LOGO)
                        TRANSOCEAN INC. AND SUBSIDIARIES
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
        ADJUSTED NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE
                                (IN US$ MILLIONS)

                                                                           THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                               ------------------------------------------  -----------------------
                                                               DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,       DECEMBER 31,
                                                                   2004           2004           2003         2004         2003
                                                               ------------   ------------   ------------  ----------   ----------

ADJUSTED NET INCOME (LOSS)
Net income (loss) as reported                                  $      (73.4)  $      154.9   $        5.5  $    152.2   $     19.2
  Add back (subtract):

   After-tax non-cash TODCO tax sharing agreement charge              167.1             --             --       167.1           --
   After-tax gain from TODCO offerings                               (140.0)        (129.4)            --      (308.8)          --
   After-tax loss on retirement of debt                                48.4             --             --        76.5         13.8
   After-tax gain from sale of Sedco 602                                 --             --             --       (21.7)          --
   Tax valuation allowance related to TODCO IPO                          --             --             --        31.0           --
   Stock option vesting resulting from the TODCO IPO                     --             --             --         7.1           --
   After-tax restructuring of Nigeria benefit plans                      --             --           17.4          --         17.4
   After-tax IPO costs                                                   --             --             --          --          8.8
   After-tax impairment loss on long-lived assets                        --             --             --          --         12.6
   After-tax impairment loss on note receivable from related
     party                                                               --             --             --          --         13.8
   Favorable resolution of a non-U.S. income tax liability               --             --             --          --        (14.6)
                                                               ------------   ------------   ------------  ----------   ----------
Net income as adjusted                                         $        2.1   $       25.5   $       22.9  $    103.4   $     71.0
                                                               ------------   ------------   ------------  ----------   ----------

DILUTED EARNINGS (LOSS) PER SHARE:
Net income (loss) as reported                                  $      (0.23)  $       0.48   $       0.02  $     0.47   $     0.06
  Add back (subtract):

   After-tax non-cash TODCO tax sharing agreement charge               0.52             --             --        0.51           --
   After-tax gain from TODCO offerings                                (0.43)         (0.40)            --       (0.95)          --
   After-tax loss on retirement of debt                                0.15             --             --        0.24         0.04
   After-tax gain from sale of Sedco 602                                 --             --             --       (0.07)          --
   Tax valuation allowance related to TODCO IPO                          --             --             --        0.10           --
   Stock option vesting resulting from the TODCO IPO                     --             --             --        0.02           --
   After-tax restructuring of Nigeria benefit plans                      --             --           0.05          --         0.05
   After-tax IPO costs                                                   --             --             --          --         0.03
   After-tax impairment loss on long-lived assets                        --             --             --          --         0.04
   After-tax impairment loss on note receivable from related
     party                                                               --             --             --          --         0.04
   Favorable resolution of a non-U.S. income tax liability               --             --             --          --        (0.04)
                                                               ------------   ------------   ------------  ----------   ----------
Net income as adjusted                                         $       0.01   $       0.08   $       0.07  $     0.32   $     0.22
                                                               ------------   ------------   ------------  ----------   ----------

                                (TRANSOCEAN LOGO)
                        TRANSOCEAN INC. AND SUBSIDIARIES
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
        OPERATING INCOME (LOSS) BEFORE GENERAL AND ADMINISTRATIVE EXPENSE
                   TO FIELD OPERATING INCOME (LOSS) BY SEGMENT
                                (IN US$ MILLIONS)

                                                                           THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                               ------------------------------------------  -----------------------
                                                               DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,       DECEMBER 31,
                                                                   2004           2004           2003         2004         2003
                                                               ------------   ------------   ------------  ----------   ----------

Transocean Drilling Segment
      Operating revenue                                        $      591.0   $      558.7   $      531.1  $  2,280.4   $  2,206.7
      Operating and maintenance expense                               413.3          360.5          354.1     1,445.1      1,367.9
      Depreciation                                                    106.2          110.0          104.1       432.6        416.0
      Impairment loss on long-lived assets                               --             --             --          --          5.2
      Gain from sale of assets, net                                    (2.4)          (0.5)          (2.5)      (25.9)        (4.9)
                                                               ------------   ------------   ------------  ----------   ----------
   Operating income before general and administrative
      expense                                                          73.9           88.7           75.4       428.6        422.5
   Add back: Depreciation                                             106.2          110.0          104.1       432.6        416.0
             Impairment loss on long-lived assets                        --             --             --          --          5.2
             Gain from sale of assets, net                             (2.4)          (0.5)          (2.5)      (25.9)        (4.9)
                                                               ------------   ------------   ------------  ----------   ----------
   Field operating income                                      $      177.7   $      198.2   $      177.0  $    835.3   $    838.8
                                                               ------------   ------------   ------------  ----------   ----------

TODCO Segment (1)
      Operating revenue                                        $       85.9   $       93.1   $       60.4  $    333.5   $    227.6
      Operating and maintenance expense (2)                            61.5           72.4           52.7       281.2        242.5
      Depreciation                                                     20.0           23.9           23.0        92.0         92.2
      Impairment loss on long-lived assets                               --             --           (0.3)         --         11.3
      Gain from sale of assets, net                                    (0.6)          (0.8)          (0.4)       (6.0)        (0.9)
                                                               ------------   ------------   ------------  ----------   ----------
   Operating income (loss) before general and
      administrative expense                                            5.0           (2.4)         (14.6)      (33.7)      (117.5)
   Add back: Depreciation                                              20.0           23.9           23.0        92.0         92.2
             Impairment loss on long-lived assets                        --             --           (0.3)         --         11.3
             Gain from sale of assets, net                             (0.6)          (0.8)          (0.4)       (6.0)        (0.9)
                                                               ------------   ------------   ------------  ----------   ----------
   Field operating income (loss)                               $       24.4   $       20.7   $        7.7  $     52.3   $    (14.9)
                                                               ------------   ------------   ------------  ----------   ----------

(1) Amounts are representative of TODCO's results through December 16, 2004. TODCO was deconsolidated effective December 17, 2004 in connection with the December offering and conversion of the Company's remaining Class B shares to Class A shares.

(2)      Q4 04, Q3 04, Q4 03, YTD Q4 04 and YTD Q4 03 include $6.0 million, $6.9 million, $3.7 million, $32.3 million and $14.9 million, respectively, of operating and maintenance expense that TODCO classifies as general and administrative expense.

                                (TRANSOCEAN LOGO)
                        TRANSOCEAN INC. AND SUBSIDIARIES
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                     TOTAL DEBT TO NET DEBT RECONCILIATIONS
                                (IN US$ MILLIONS)

                                                    AS OF            AS OF
                                                   12/31/04         12/31/03
                                                 ------------     ------------
TOTAL DEBT TO NET DEBT RECONCILIATION
Total Debt                                       $    2,481.5     $    3,658.1
Deduct: Cash and Cash Equivalents                       451.3            474.0
                                                 ------------     ------------
Net Debt                                         $    2,030.2     $    3,184.1
                                                 ------------     ------------

                                (TRANSOCEAN LOGO)
                        TRANSOCEAN INC. AND SUBSIDIARIES
                           EFFECTIVE TAX RATE ANALYSIS
                                (IN US$ MILLIONS)


                                                                           THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                               ------------------------------------------  -----------------------
                                                               DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,       DECEMBER 31,
                                                                   2004           2004           2003         2004         2003
                                                               ------------   ------------   ------------  ----------   ----------

Income before Income Taxes and Minority Interest               $      (54.1)  $      162.2   $       (0.7) $    240.3   $     21.6
   Add back (subtract):
      Stock option vesting resulting from the TODCO IPO                  --             --             --         7.1           --
      Nigeria benefit plan restructuring                                 --             --           17.1                     17.7
      Impairment loss on note receivable from related party              --             --             --                       --
      Impairment loss on long-lived assets                               --             --           (0.3)                    37.8
      Loss on retirement of debt                                       48.4             --             --        76.5         15.7
      IPO-related costs                                                  --             --            0.8                      8.8
      Gain on sale of Sedco 602                                        (0.1)            --             --       (21.7)          --
      Gain on TODCO offerings                                        (140.0)        (129.4)            --      (308.8)          --
      Non-cash TODCO tax sharing agreement charge                     167.1             --             --       167.1           --
                                                               ------------   ------------   ------------  ----------   ----------
ADJUSTED INCOME BEFORE INCOME TAXES AND MINORITY INTEREST      $       21.3   $       32.8   $       16.9  $    160.5   $    101.6

Income Tax Expense                                             $       17.1   $        6.3   $       (5.3) $     91.3   $      3.0
   Add back (subtract):
      Valuation allowance related to TODCO offerings                  (15.1)          13.7             --       (32.4)          --
      Other                                                            (0.2)          (0.9)            --        (1.1)          --
      Changes in estimates (1)                                         16.4            5.5             --        21.9           --
      Nigeria benefit plan restructuring                                 --             --           (0.6)         --         (0.6)
      Impairment loss on note receivable from related party              --             --             --          --           --
      Impairment loss on long-lived assets                               --             --           (0.1)         --         11.4
      Loss on retirement of debt                                         --                            --          --          1.9
      Favorable resolution of a non-U.S. tax liability                   --             --             --          --         14.6
                                                               ------------   ------------   ------------  ----------   ----------
ADJUSTED INCOME TAX EXPENSE (2)                                $       18.2   $       24.6   $       (6.0) $     79.7   $     30.3

EFFECTIVE TAX RATE                                                    -31.6%           3.9%         757.1%       38.0%        13.9%

EFFECTIVE TAX RATE ADJUSTED                                            85.4%          75.1%         -35.5%       49.7%        29.8%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events.

(2) The three months ended December 31, 2004, September 30, 2004 and December 31, 2003 include $(3.3) million, $10.1 million and $(11.0) million, respectively, of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate.